EXHIBIT 99.2

Pegasystems Inc.

2015 Executive Officers Base Salaries and Target Bonus Percentages

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$440,000	90%

Rafeal Brown**	Chief Administrative Officer, Chief Financial Officer and Senior Vice President	$390,000	50%
Douglas Kra**	Senior Vice President, Global Customer Success	$330,000	30%

Michael Pyle**	Senior Vice President, Engineering	$335,000	50%

Leon Trefler**	Senior Vice President, Global Customer Success	$330,000	30%

*	Percentage of 2015 base salary

**In 2015, Rafeal Brown will also be eligible for up to $15,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2015, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $140,000.

**In 2015, Michael Pyle will also be eligible for up to $21,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer.

**In 2015, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by our Chief Executive Officer, as well as target sales commissions of $200,000.